Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 11, 2026 relating to the financial statements of SiTime Corporation and the effectiveness of SiTime Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of SiTime Corporation for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Jose, California
February 11, 2026